Pension plan Novelis PK Novelis Group Pensionskasse Midi Valid as of January 1, 2023 Provisions deviating from or supplementing the Framework Regulations Regulations GEMINI Collective Foundation manages all affiliated employers in separate pension funds. The legal relationship between the insured / affiliated employees and GEMINI Collective Foundation is governed by the Regulations. The Regulations consist of two parts: • Framework Regulations: Available for download at www.gemini.ch . • Pension plan: Governs the paragraphs for which Novelis has drawn up provisions deviating from or supplementing the Framework Regulations. The numbering relates to the paragraphs in the Framework Regulations. Approval The pension fund committee of Novelis has approved the present pension plan which shall replace all previous pension plans. Figures All figures in CHF * The figure is based on the maximum annual AHV retirement pension. As per 2023 CHF 29'400 ** The figure is based on the maximum insured salary according to UVG (Federal Law on Accident Insurance). As per 2023 CHF 148'200 Both figures are regularly reviewed by the Federal Council and automatically adjusted in the pension plan. All other figures are fixed amounts. The original German text is legally binding. Drawn up as per July 27, 2023 7 / 91015 / 15 / 2449 / carr GEMINI Collective Foundation c/o Avadis Vorsorge AG Zollstrasse 42 | P.O. Box 1077 | 8005 Zurich | T +41 58 585 33 00 | www.gemini.ch

General provisions Insured persons, entry requirements 5.1 All employees whose annual salary exceeds the lower limit for admission must join the Pension Fund upon commencing their employment relationship. Choice of plan Upon entry, members may choose between three different pension plans: Mini, Midi and Maxi. Where members do not make a choice, the Midi Plan shall apply. Furthermore, members can apply for a change in plan as per 1 January of the subsequent year. Employers must be notified of the intended change by 15 December. 5.2 The lower limit for admission amounts to CHF 22'050* multiplied by the level of employment. 5.6 In the case of unpaid leave, the risk insurance continues as before if the employee continues paying the full contributions throughout the period of leave. The savings process also continues as before if the employee pays the full contributions throughout the duration of the unpaid leave. GEMINI Collective Foundation must be notified in writing before the unpaid leave commences. Partial months will not be included. The respective contributions are listed in paragraph 11.8. Age, retirement age 7.2 The retirement age for men is 65, for women 64. Early retirement is possible from age 58 onwards. Beginning and end of insurance 8.1 Pre-insurance in respect of the risks of disability and death commences on the 1st of January of the 17th year of age. The pension savings process commences on the 1st of January of the 24th year of age. 8.3 The entry requirements have been defined in paragraph 5. Insured annual salary 10.1 Regular variable remuneration such as incentive pay, bonuses and gratuities is included only if they plus the other income reach three times the yearly old age pension maximum amount. 10.2 In addition to the list in the Framework Regulations, the following salary components are not included in the annual salary: a) Family bonuses b) Child allowances 10.4 The maximum insurable annual salary is defined in the individual paragraphs. 10.5 The coordination offset has been defined in the individual paragraphs. 10.6 The definition of salary applicable to the insurance benefits is stated for each type of benefit. Financing Contributions 11.3 The waiting period relating to exemption from contributions amounts to 3 months. 7 / 91015 / 15 / 2449 1

11.8 Amount of savings contributions

The following definition of salary applies to the savings process:
The insured annual salary equals the reported annual salary, limited to the amount of CHF 176'400*, minus the coordination offset of CHF 12'863 multiplied by the level of employment. The minimum insured annual salary amounts to CHF 3'675*.
The savings amounts are divided between the employee and the employer as follows:

	Age	Employee	Employer	Total
Men	25 - 34	4.4%	6.6%	11%
	35 - 44	5.6%	8.4%	14%
	45 - 54	8%	12%	20%
	55 - 65	9.2%	13.8%	23%
Women	25 - 34	4.4%	6.6%	11%
	35 - 44	5.6%	8.4%	14%
	45 - 54	8%	12%	20%
	55 - 64	9.2%	13.8%	23%

In the case of unpaid leave, the employee is obliged to finance the contributions.

Financing of additional contributions

The additional contributions will be utilised to finance the risks of death, disability and longevity as well as the administrative and other costs of the pension fund and the foundation.

The following definition of salary applies to the additional contributions:
The insured annual salary equals the reported annual salary, limited to the amount of CHF 176'400*, minus the coordination offset of CHF 12'863 multiplied by the level of employment. The minimum insured annual salary amounts to CHF 3'675*.
The additional contributions are composed of the sum of the following tables - divided between the employee and the employer:

Risk contributions

	Age	Employee	Employer	Total
Men	18 - 65	1.0525%	1.6825%	2.735%
Women	18 - 64	1.0525%	1.6825%	2.735%

Insolvency

	Age	Employee	Employer	Total
Men	18 - 65	0.0075%	0.0075%	0.015%
Women	18 - 64	0.0075%	0.0075%	0.015%

Administrative costs

	Age	Employee	Employer	Total
Men	18 - 65	0.2%	0.2%	0.4%
Women	18 - 64	0.2%	0.2%	0.4%

Any amounts deviating from the effective costs shall be offset in the context of the annual financial statements.

The other costs, namely the security fund and inflation, shall be debited in the annual financial statements.

In the case of unpaid leave, the employee is responsible for financing the contributions.

Entry lump-sum transfers, purchase of additional benefits

17.3 Purchase of maximum retirement benefits:
The maximum possible purchase is calculated using the table in Appendix 1 of the pension plan.

17.6 Purchase to compensate for early retirement:
The total possible purchase is calculated using the table in Appendix 2 of the pension plan.

17.7 Purchase of AHV bridging pension:
The total possible purchase is calculated using the table in Appendix 3 of the Framework Regulations.

2

7 / 91015 / 15 / 2449

GEMINI

Retirement benefits

Old-age pension

18.2 Early retirement is possible from age 58 onwards.

18.6 The amount of the annual old-age pension is calculated using the conversion rate at the respective retirement age on the basis of the accrued savings capital plus the «purchase to compensate for early retirement» account.

Men		Women	
Age	Conversion rate in %	Age	Conversion rate in %
58	4.24	58	4.42
59	4.42	59	4.60
60	4.60	60	4.78
61	4.78	61	4.96
62	4.96	62	5.14
63	5.14	63	5.32
64	5.32	64	5.50
65	5.50	65	5.68
66	5.68	66	5.86
67	5.86	67	6.04
68	6.04	68	6.22
69	6.22	69	6.40
70	6.40	70	6.58

Retirement savings

19.1 The insured person may draw the old-age pension or parts thereof as a lump sum.

AHV bridging pension

20.1 Insured persons opting for early retirement are entitled to an AHV bridging pension if the latter was financed as described in paragraph 20.3.

Retired person's children's benefit

21.2 The retired person's children's benefit is paid as of the same date as the old-age pension. It expires upon completion of the 18th year of age, however no later than upon completion of the 25th year of age if the child is in fulltime education or disabled.

21.3 Amount of retired person's children's benefit:

The annual retired person's children's benefit amounts to 20% of the old-age pension. The total retired person's children's benefit is limited to 30% of the old-age pension.

Disability benefits

Disability income

22 Definition of salary in regard of disability income:

In respect of the disability income (1), the insured annual salary equals the reported annual salary, limited to the amount of CHF 148'200**, minus the coordination offset of CHF 25'725* multiplied by the level of employment. The minimum insured annual salary amounts to CHF 3'675*.

In respect of the disability income (2), the insured annual salary equals the reported annual salary, limited to the amount of CHF 176'400*, minus the coordination offset of CHF 148'200**.

7 / 91015 / 15 / 2449

3

22.4 The waiting period associated with the disability pension amounts to 24 months. Additional costs arising from a reduction of the waiting period caused by a termination of the employment relationship by the insured person or the employer shall be fully covered by the employer's company. 22.6 Amount of disability income: The annual disability income (1) amounts to 60% of the insured annual salary, without accident cover. The annual disability income (2) amounts to 60% of the insured annual salary, with accident cover. Disabled person's children's benefit 23 Definition of salary in respect of the disabled person's children's benefit: In respect of the disabled person's children's benefit (1), the insured annual salary equals the reported annual salary, limited to the amount of CHF 148'200**, minus the coordination offset of CHF 25'725* multiplied by the level of employment. The minimum insured annual salary amounts to CHF 3'675*. In respect of the disabled person's children's benefit (2), the insured annual salary equals the reported annual salary, limited to the amount of CHF 176'400*, minus the coordination offset of CHF 148'200**. 23.2 The disabled person's children's benefit is paid from the same date as the disability income. It expires when the underlying disability income ends or upon completion of the 18th year of age, at the latest, however, upon completion of the 25th year of age if the child is in fulltime education or disabled. 23.3 Amount of disabled person's children's benefits: The annual disability income (1) amounts to 7% of the insured annual salary, without accident cover. The annual disability income (2) amounts to 7% of the insured annual salary, with accident cover. Death benefits Spouse's pension 24 Definition of salary in respect of spouse's pension: In respect of the spouse's pension (1), the insured annual salary equals the reported annual salary, limited to the amount of CHF 148'200**, minus the coordination offset of CHF 25'725* multiplied by the level of employment. The minimum insured annual salary amounts to CHF 3'675*. In respect of the spouse's pension (2), the insured annual salary equals the reported annual salary, limited to the amount of CHF 176'400*, minus the coordination offset of CHF 148'200**. 24.1 The spouse of a deceased insured person or pension recipient is entitled to a spouse's pension. 24.3 Amount of spouse's pension: In the event of the death of the insured person before retirement age, the annual spouse's pension (1) equals 30% of the insured annual salary, without accident cover. In the event of the death of the insured person before retirement age, the annual spouse's pension (2) equals 30% of the insured annual salary, with accident cover. In the event of the insured person's death past the retirement age, the spouse's pension amounts to 60% of the acquired old-age pension. If the old-age pension recipient used the option under paragraph 18.7 at the time of retirement, the spouse's pension corresponds to 100% of the acquired old-age pension. Unmarried partner's pension 26.1 The life partner (same or opposite sex) is entitled to a partner's pension, with accident cover. The requirements and reduction stipulations are described in detail in the Framework Regulations. 26.2 The life partnership must have been established before retirement and before the retirement age has been reached. The claim to a partner's pension must be presented in writing to the Foundation within three months of the death, otherwise the claim will lapse. If a benefit claim arises, the administrative office shall carry out an assessment of whether the requirements for a life-partner pension are fulfilled. 4 7 / 91015 / 15 / 2449

Orphan's benefit 28 Definition of salary: orphan's benefit In respect of orphan's benefit (1), the insured annual salary equals the reported annual salary, limited to the amount of CHF 148'200**, minus the coordination offset of CHF 25'725* multiplied by the level of employment. The minimum insured annual salary amounts to CHF 3'675*. In respect of orphan's benefit (2), the insured annual salary equals the reported annual salary, limited to the amount of CHF 176'400*, minus the coordination offset of CHF 148'200**. 28.1 The children of a deceased insured person or pension recipient are entitled to orphan's benefits. 28.2 Entitlement becomes effective upon the death of the insured person or pension recipient, at the earliest, however, upon termination of continued payment of the full salary. It expires upon the death of the orphan or their completion of the 18th year of age, at the latest however, upon completion of the 25th year of age, if the child is in fulltime education or disabled. 28.4 Amount of orphan's benefit The annual orphan's benefit (1) equals 7% of the insured annual salary for each entitled child, without accident cover. The pension is doubled in the case of full orphans. The annual orphan's benefit (2) equals 7% of the insured annual salary for each entitled child, with accident cover. The pension is doubled in the case of full orphans. In the event of the death of an insured person past the retirement age, the orphan's benefit amounts to 20% of the current old-age pension. The pension is doubled in the case of full orphans. Lump-sum death benefit 29.1 If the member or the recipient of a disability or partial disability pension dies before retirement, a claim to a lump-sum death benefit arises. Beneficiaries 29.2 Irrespective of inheritance law, in the case of a member's death before retirement and before reaching the retirement age, the survivors of a deceased member are entitled to the lumpsum death benefit in the following order: a) the surviving spouse, in their absence b) natural persons who were supported by the member to a considerable degree or the person who has continuously maintained a life partnership with the deceased member in the same household for the last five years prior to the member's death or who maintained a life partnership in the same household at the time of death and is responsible for the maintenance of one or more joint children who are entitled to an orphan's pension pursuant to the Regulations, in their absence c) children, foster children and stepchildren of the deceased person, in their absence parents, in their absence brothers and sisters, in their absence d) the other legal heirs, to the exclusion of the community 29.3 Persons referred to in paragraph 29.2 letter b) are entitled to the death benefit only if they were designated by the member or the recipient of a disability or partial disability pension in a written declaration addressed to the Foundation before his/her death. Members or recipients of a disability or partial disability pension may change the order of beneficiaries referred to in paragraph 29.2 letter c) or combine them entirely or partially in groups. In addition, they may specify in a written declaration addressed to the administrative office which persons within a group of beneficiaries are to be given priority and what portions of the lump-sum death benefit they are entitled to. In the absence of such a declaration, the lump-sum death benefit will be allocated equally among the group of beneficiaries. Amount of lump-sum death benefit – premium refund and additional lump-sum death benefit 29.4 For beneficiaries according to paragraph 29.2 letter a) to c) the amount of the lump-sum death benefit corresponds to the accrued savings capital, exclusive of all deposits for buy-in into the full benefits as set out in the Regulations, after deduction of the present value of all pension benefits caused by the member's death. Additional lump-sum death benefit The following applies to insured persons entitled to a spouse's or unmarried partner's pension: The insured annual salary equals the reported annual salary, limited to the amount of CHF 176'400*. The minimum insured annual salary amounts to CHF 3'675*. The additional lump-sum death capital corresponds to 100% of the insured annual salary. 7 / 91015 / 15 / 2449 5

29.5 For beneficiaries according to paragraph 29.2 letter d), the lump-sum death benefit corresponds to the contributions paid by the member exclusive of all deposits for buy-in into the full benefits as set out in the Regulations, after deduction of any advance withdrawals for home ownership and divorce. However, it corresponds to at least half of the lump-sum death benefit the other beneficiaries are entitled to pursuant to paragraph 29.4, but without additional lump-sum death benefit. Refund of personal buy-ins 29.6 In addition, all beneficiaries are entitled to the accrued special savings capital as well as the deposits for buy-in into the full benefits as set out in the Regulations. 29.7 Apart from buy-ins effected with the GEMINI Collective Foundation, buy-ins according to paragraphs 29.4, 29.5 and 29.6 also include buy-ins effected with a previous insurer, on the condition that these buy-ins have been documented and reported to the GEMINI Collective Foundation in writing by the member or the previous insurer. If a cash payment was made after the buy-ins, these buy-ins shall not be considered. Transitional and final provisions Entry into force, amendments 48.1 This pension plan shall enter into force as per January 1, 2023. It shall replace all previous pension plans including all amendments. Approval Approval of the pension fund committee The pension fund committee of Novelis has taken note of the Framework Regulations as of 1 January 2023 and has reviewed and approved the present pension plan. Zurich, July 27, 2023 GEMINI Collective Foundation Board of Trustees 6 7 / 91015 / 15 / 2449

GEMINI

Appendix 1

Purchase of maximum retirement benefits

Paragraphs 17.1, 17.4, 17.8 resp. 17.11 and 17.10 of the Framework Regulations shall be observed before any purchases of maximum retirement benefits are made.

The table shows the maximum possible savings capital «purchase of the full benefits under the regulations» as a percentage of the insured annual salary.

Age	Men	Women
26	13	13
27	26	26
28	39	39
29	53	53
30	66	66
31	80	80
32	94	94
33	108	108
34	122	122
35	136	136
36	153	153
37	171	171
38	188	188
39	206	206
40	224	224
41	242	242
42	261	261
43	279	279
44	298	298
45	317	317
46	342	342
47	367	367

Age	Men	Women
48	393	393
49	419	419
50	445	445
51	471	471
52	498	498
53	524	524
54	551	551
55	579	579
56	609	609
57	640	640
58	672	672
59	703	703
60	735	735
61	767	767
62	799	799
63	832	832
64	865	865
65	899	865
66	899	865
67	899	865
68	899	865
69	899	865
70	899	865

7 / 91015 / 15 / 2449

7

Appendix 2 Purchase to compensate for early retirement Paragraphs 17.1, 17.6, 17.8 resp. 17.11 and 17.10 of the Framework Regulations shall be observed before any purchases to compensate for early retirement are made. The table shows the maximum possible special savings capital on the «purchase to compensate for early retirement» account as a percentage of the insured annual salary. Age at purchase Selected retirement age Men 64 63 62 61 60 59 58 Women 63 62 61 60 59 58 26 1 3 4 6 8 10 13 27 26 3 6 9 13 17 21 26 28 27 4 9 14 19 25 32 39 29 28 6 12 18 26 34 43 53 30 29 7 15 23 32 42 53 66 31 30 8 18 28 39 51 65 80 32 31 10 21 32 45 60 76 93 33 32 11 24 37 52 69 87 107 34 33 13 27 42 59 78 98 121 35 34 14 30 47 66 87 110 135 36 35 16 33 52 73 96 121 150 37 36 17 36 57 80 105 133 164 38 37 19 39 62 87 114 145 178 39 38 20 43 67 94 124 157 193 40 39 22 46 72 101 133 169 208 41 40 24 49 77 108 143 181 223 42 41 25 53 83 116 152 193 238 43 42 27 56 88 123 162 205 253 44 43 28 59 93 131 172 218 269 45 44 30 63 99 138 182 230 284 46 45 32 66 104 146 192 243 300 47 46 33 70 110 154 202 256 316 48 47 35 73 115 161 212 269 332 49 48 37 77 121 169 223 282 348 50 49 38 80 127 177 233 295 364 51 50 40 84 132 185 244 309 381 52 51 42 88 138 193 254 322 397 53 52 44 92 144 202 265 336 414 54 53 46 95 150 210 276 350 431 55 54 47 99 156 218 287 363 448 56 55 49 103 162 227 298 377 466 57 56 51 107 168 235 309 392 483 58 57 53 111 174 244 321 406 501 59 58 55 115 180 252 332 420 60 59 57 119 186 261 344 61 60 59 123 193 270 62 61 60 127 199 63 62 62 131 64 63 64 8 7 / 91015 / 15 / 2449